REAL ESTATE PURCHASE AND SALES AGREEMENT

This Real Estate Purchase and Sales Agreement (hereinafter the "Agreement") is made and entered into this 25th day of September, 2013, by and between Fund VIII and Fund IX Associates, whose address or principal place of business is 6200 The Corners Parkway, Suite 250, Norcross, GA 30092 (hereinafter the "Seller"), and the State of Colorado, acting by and through the Department of Agriculture, whose principal place of business is 700 Kipling Street, Suite 4000, Lakewood, CO 80215 (hereinafter the "Buyer").
WITNESSETH:
WHEREAS, Seller is the owner of the following described real estate in the County of Broomfield (formerly County of Boulder), Colorado:
LOT 1, INTERLOCKEN FILING NO 5A, A MINOR SUBDIVISION,
ACCORDING TO THE RECORDED PLAT THEREOF, RECORDED ON
MARCH 18, 1996, IN FILM ROLL 2113, RECEPTION NO. 0159254,
commonly known as 305 Interlocken Parkway, Broomfield, Colorado, together with all interest of Seller in all easements and other appurtenances thereto, all improvements thereon, all attached fixtures thereon and all oil, gas and other mineral rights appurtenant to the real property, if any, owned by Seller (hereinafter the "Property");

WHEREAS, Buyer desires to purchase the Property and is authorized to enter into this Agreement pursuant to Colorado Revised Statute §24-82-102 and HB 13-1234.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties hereto mutually agree as follows:

1.
Agreement for Sale and Purchase. Seller agrees to sell the Property, and Buyer agrees to purchase the Property, on the terms and conditions set forth in this Agreement. This Agreement consists of: (a) this Agreement and (b) Exhibit A, the "Contract to Buy and Sell Real Estate (Commercial) (Property with No Residences);

2.
Amendments, Assignment. This Agreement may only be amended by written agreement executed by all parties hereto. Buyer may assign its right to purchase the Property to a non-profit corporation, trust or other entity for purposes of financing the acquisition of the Property, without consent of Seller. Buyer reserves the right to direct Seller to issue a Deed for the Property to a non-profit corporation, trust or other entity at the closing.

3.
Necessity of Approvals and Appropriation. It is specifically understood and agreed by the parties that, in addition to other events or conditions identified as contingencies by the parties in Section 9 hereof, including the State Controller's approval required by § 24-30-202(1), C.R.S. , Buyer's obligation to pay and the exercise of Seller's remedies in Section 21 of Exhibit A are contingent upon availability of funds encumbered for this Agreement and Buyer's liability for payment shall be limited to the amount remaining of such encumbered Funds (provided that Seller shall have the right to terminate this Agreement, if Buyer is unable to deliver the Purchase Price at Closing). Buyer, at its sole discretion, shall have the right to terminate this Agreement without penalty should it be unable to obtain financing or funds for the purchase of the property for any reason or should any of the required approvals not be obtained and Buyer shall have no further liability under this Agreement. Buyer's obligation to close on the purchase of the Property shall be subject to Buyer's approval prior to the expiration of the Due Diligence Period of a building inspection, title insurance commitment, appraisal and other requirements set forth in this Agreement and Exhibit A. After the expiration of the Due Diligence Period, any matter not objected to by Buyer shall be deemed waived and the only remaining contingency shall be receipt of the State approvals as expressly provided in this Agreement.

4.
Representations and Warranties. Seller hereby represents and warrants to Buyer as follows, with the understanding that Buyer shall rely upon said representations and warranties. The representations and warranties of Seller contained in this Section 4 shall be deemed made as of the date of this Agreement and remade by Seller as of the date on which the closing of the purchase and sale of the Property is consummated (the "Closing") in all material respects, with the same force and effect as if made on, and as of the date of Closing, subject to Seller's right to update such representations and warranties by written notice to Buyer in a certificate to be delivered by Seller to Buyer at Closing, and shall survive the Closing for a period of one hundred eighty (180) days.

a)
Seller represents that Seller is the sole owner of the Property (and will be the sole owner of the Property at the time of Closing), and that the Property is (and at the time of closing will be) free and clear of all easements, liens, restrictions and encumbrances, except those matters of public record.

b)	Seller represents and warrants that Seller had full authority and power to execute this Agreement and to effectuate the sale transaction contemplated herein.

c)
To the Seller's actual knowledge, Seller is not aware of any hazardous material on the Property or the migration of hazardous material from or to other property. Seller has no knowledge of any proceedings or inquiry by any government authority with respect to the presence of hazardous material from the Property or to other property.

d)
To Seller's actual knowledge, as of the date hereof, Seller has no knowledge of any pending or contemplated claims, litigation, condemnation, administrative actions or other legal proceedings which might affect the Property in a materially adverse manner.

e)
Seller represents that Seller has no actual knowledge of: (1) any structural or soil deficiencies with respect to the Property; (2) any notices from governmental or quasi-governmental agencies with respect to the condition of the Property; (3) any official notices of assessments for municipal services for the Property which will become due and payable after the date of the closing, other than assessments for municipal services for the Property made in the ordinary course; (4) any delinquent bills for work, labor or materials relating to the Property; and (5) any condition with respect to the Property that violates any building code, zoning ordinance, or any land use regulation.

All references in this Agreement or in the attached Exhibit A to the "knowledge of Seller" or to "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of Scott Brown, who has been actively involved in the management of Seller's business in respect of the Property in the capacity as the Asset Manager of the Property for Seller. The terms "knowledge of Seller" or "to Seller's knowledge" or words of similar import shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, member, beneficial owner, officer, director, agent, manager, representative or employee of Seller or of any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.

5.The provisions of this Agreement shall govern the relationship of Buyer and Seller. In the event of conflicts or inconsistencies between this Agreement and its exhibits or attachments, such conflicts or inconsistencies shall be resolved by reference to the documents in the following order of priority:

The Colorado Special Provisions set forth in Section 8 of this Agreement;
The remaining portions of this Agreement;
Exhibit A - Contract to Buy and Sell Real Estate (Commercial) (Property with No Residences)

6.Entire Agreement. This Agreement, its exhibits and specified addenda, constitute the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this Agreement.

7.Modification. No subsequent modification of any of the terms of this Agreement shall be valid, binding on, or enforceable against the parties, unless made in writing, signed by the parties and approved by the State Controller.

8.Colorado Special Provisions. The Special Provisions apply to all contracts except where shown in italics. All references in the Special Provisions to "State" shall be deemed to refer to Buyer, all references to "Contractor" shall be deemed to refer to Seller, and all references to "Contract" shall be deemed to refer to "Agreement".

A.CONTROLLER'S APPROVAL. CRS §24-30-202 (1).
This Contract shall not be valid until it has been approved by the Colorado State Controller or designee.
B.FUND AVAILABILITY. CRS §24-30-202(5.5).
Financial obligations of the State payable after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted, and otherwise made available.
C.GOVERNMENTAL IMMUNITY.
No term or condition of this Contract shall be construed or interpreted as a waiver, express or implied, of any of the immunities, rights, benefits, protections, or other provisions, of the Colorado Governmental Immunity Act, CRS §24-10-101 et seq., or the Federal Tort Claims Act, 28 U.S.C. §§1346(b) and 2671 et seq., as applicable now or hereafter amended.
D.INDEPENDENT CONTRACTOR
Contractor shall perform its duties hereunder as an independent contractor and not as an employee. Neither Contractor nor any agent or employee of Contractor shall be deemed to be an agent or employee of the State. Contractor and its employees and agents are not entitled to unemployment insurance or workers compensation benefits through the State and the State shall not pay for or otherwise provide such coverage for Contractor or any of its agents or employees. Unemployment insurance benefits shall be available to Contractor and its employees and agents only if such coverage is made available by Contractor or a third party. Contractor shall pay when due all applicable employment taxes and income taxes and local head taxes incurred pursuant to this Contract. Contractor shall not have authorization, express or implied, to bind the State to any contract, liability or understanding, except as expressly set forth herein. Contractor shall (a) provide and keep in force workers' compensation and unemployment compensation insurance in the amounts required by law, (b) provide proof thereof when requested by the State, and (c) be solely responsible for its acts and those of its employees and agents.

E. COMPLIANCE WITH LAW.
Contractor shall strictly comply with all applicable federal and State laws, rules, and regulations in effect or hereafter established, including, without limitation, laws applicable to discrimination and unfair employment practices.
F.CHOICE OF LAW.
Colorado law, and rules and regulations issued pursuant thereto, shall be applied in the interpretation, execution, and enforcement of this Contract. Any provision included or incorporated herein by reference which conflicts with said laws, rules, and regulations shall be null and void. Any provision incorporated herein by reference which purports to negate this or any other Special Provision in whole or in part shall not be valid or enforceable or available in any action at law, whether by way of complaint, defense, or otherwise. Any provision rendered null and void by the operation of this provision shall not invalidate the remainder of this Contract, to the extent capable of execution.
G.BINDING ARBITRATION PROHIBITED.
The State of Colorado does not agree to binding arbitration by any extra-judicial body or person. Any provision to the contrary in this contact or incorporated herein by reference shall be null and void.
H.SOFTWARE PIRACY PROHIBITION. Governor's Executive Order D 002 00.
State or other public funds payable under this Contract shall not be used by Contractor for the acquisition, operation, or maintenance of computer software in violation of federal copyright laws or applicable licensing restrictions. Contractor hereby certifies and warrants that, during the term of this Contract and any extensions, Contractor has and shall maintain in place appropriate systems and controls to prevent such improper use of public funds. If the State determines that Contractor is in violation of this provision, the State may exercise any remedy available at law or in equity or under this Contract, including, without limitation, immediate termination of this Contract and any remedy consistent with federal copyright laws or applicable licensing restrictions.
I.EMPLOYEE FINANCIAL INTEREST. CRS §§24-18-201 and 24-50-507.
The signatories aver that to their knowledge, no employee of the State has any personal or beneficial interest whatsoever in the service or property described in this Contract. Contractor has no interest and shall not acquire any interest, direct or indirect, that would conflict in any manner or degree with the performance of Contractor's services and Contractor shall not employ any person having such known interests.
J.VENDOR OFFSET. CRS §§24-30-202 (1) and 24-30-202.4.
Subject to CRS §24-30-202.4 (3.5), the State Controller may withhold payment under the State's vendor offset intercept system for debts owed to State agencies for: (a) unpaid child support debts or child support arrearages; (b) unpaid balances of tax, accrued interest, or other charges specified in CRS §39-21-101, et seq.; (c) unpaid loans due to the Student Loan Division of the Department of Higher Education; (d) amounts required to be paid to the Unemployment Compensation Fund; and (e) other unpaid debts owing to the State as a result of final agency determination or judicial action.
K.PUBLIC CONTRACTS FOR SERVICES. CRS §8-17.5-101.
[Not Applicable to Agreements relating to the offer, issuance, or sale of securities, investment advisory services or fund management services, sponsored projects, intergovernmental Agreements, or information technology services or products and services] Contractor certifies, warrants, and agrees that it does not knowingly employ or contract with an illegal alien who shall perform work under this Contract and shall confirm the employment eligibility of all employees who are newly hired for employment in the United States to perform work under this Contract, through participation in the E-Verify Program or the State program established pursuant to CRS §8-17.5-102(5)(c), Contractor shall not knowingly employ or contract with an illegal alien to perform work under this Contract or enter into a contract with a subcontractor that fails to certify to Contractor that the subcontractor shall not knowingly employ or contract with an illegal alien to perform work under this Contract. Contractor (a) shall not use E-Verify Program or State program procedures to undertake pre-employment screening of job applicants while this Contract is being performed, (b) shall notify the subcontractor and the contracting State agency within three days if Contractor has actual knowledge that a subcontractor is employing or contracting with an illegal alien for work under this Contract, (c) shall terminate the subcontract if a subcontractor does not stop employing or contracting with the illegal alien within three days of receiving the notice, and (d) shall comply with reasonable requests made in the course of an investigation, undertaken pursuant to CRS §8-17.5-102(5), by the Colorado Department of Labor and Employment. If Contractor participates in the State program, Contractor shall deliver to the contracting State agency, Institution of Higher Education or political subdivision, a written, notarized affirmation, affirming that Contractor has examined the legal work status of such employee, and shall comply with all of the other requirements of the State program. If Contractor fails to comply with any requirement of this provision or CRS §8-17.5-101 et seq., the contracting State agency, institution of higher education or political subdivision may terminate this Contract for breach and, if so terminated, Contractor shall be liable for damages.
L.PUBLIC CONTRACTS WITH NATURAL PERSONS. CRS §24-76.5-101.
Contractor, if a natural person eighteen (18) years of age or older, hereby swears and affirms under penalty of perjury that he or she (a) is a citizen or otherwise lawfully present in the United States pursuant to federal law, (b) shall comply with the provisions of CRS §24- 76.5-101 et seq., and (c) has produced one form of identification required by CRS §24-76.5- 103 prior to the effective date of this Contract.

9.Additional Provisions to Exhibit A
#4.1    PURCHASE PRICE AND TERMS: The purchase price for the Property shall be Six Million One Hundred Thousand Dollars ($6,100,000), payable in cash to Seller by Buyer at the close of escrow.
#4.3    EARNEST MONEY DEPOSIT: Buyer shall deposit One Hundred Fifty Thousand Dollars ($150,000) in an interest-bearing escrow account with Fidelity National Title Company, 4683 S. Ulster #500, Denver, CO 80237, Attention: Jim Cimino ("Escrow Agent" or "Earnest Money Holder," as said term is used in Section 4.3 of the attached Exhibit A or "Title Company") within five (5) days of mutual Agreement execution. The Earnest Money together with interest thereon shall become non-refundable upon Buyer’s satisfaction of the Buyer’s Contingencies and expiration of the Due Diligence Period except in the case of Seller’s breach of the Agreement or as otherwise provided therein.
#7.6.2    ASSOCIATION DOCUMENTS: Seller will use diligent good faith efforts to obtain and deliver a copy of the minutes of the most recent annual owners' meeting. The failure or inability of Seller to do so (Seller having used diligent good faith efforts) shall not be a default under this Agreement.
#10.6    DUE DILIGENCE DOCUMENTS:
#10.6.1 Assignable Service Contracts: Seller shall deliver copies of all assignable contracts relating to the operation, maintenance and management of the Property.

#10.6.9 Insurance Certificates: For purposes of Section 10.6.9, Seller shall deliver copies of insurance certificates (as opposed to insurance policies evidencing Seller's insurance pertaining to the Property, since Seller's insurance policies cover multiple properties in addition to the Property), together with copies of any claims that have been made for the past three years with respect to the Property.
#10.6.11 Environmental Reports: The phrase "to Seller's knowledge" is hereby inserted immediately following the words "Seller warrants" in Subsection 10.6.11.
#16    PRORATIONS:

#16.1. Taxes. Seller acknowledges that Buyer is exempt from real property taxes,     and other land based taxes. Seller agrees to prepay the current year’s real property taxes for the Property at Closing, provided that the Closing occurs during calendar year 2013. Seller hereby discloses to Buyer that real property taxes for the year 2013 are under appeal. Seller and Buyer mutually acknowledge and agree that if such tax appeal is not concluded prior to the Closing, then any additional taxes payable for 2013, or any prior years in which Seller was responsible for taxes on the Property, as a result of appeal shall be paid by Seller, and any rebate of taxes paid by Seller at or prior to Closing shall be and remain the exclusive property of Seller. The provisions of this section shall survive the Closing.

#16.3 Association Assessments: The phrase "to Seller's knowledge" is hereby inserted immediately following the words "Seller represents" in the 7th line of Subsection 16.3.

#30     ADDITIONAL PROVISIONS:

A.
Due Diligence Period: Buyer will have a period of up to sixty (60) days from the later of (i) the mutual execution of the Agreement and (ii) the date Seller certifies to Buyer that Seller has delivered to Buyer all documents, records and other Seller provided information specified in Section #30.B.2 of this Agreement, to perform whatever inspections, tests, and review of the Property that Buyer desires and remove all contingencies outlined in Section #30.B below ("Buyer’s Contingencies"). Buyer and its agents shall have the right to enter the Property during the Due Diligence Period, shall have the right to talk to Seller’s property manager and any previous tenants, provided that any such entries upon the Property shall be made at reasonable times and upon reasonable notice to Seller and shall not unreasonably interfere with use of the Property by Seller. Buyer shall have the right to terminate the Agreement at any time during the Due Diligence Period in the event that Buyer is not satisfied with the Property. During the Due Diligence Period, Seller shall not enter into any leases or contracts or other agreements or understandings which would be binding on the Property or result in any liability to Buyer upon or after Buyer's purchase of the Property without the written consent of Buyer, not to be unreasonably withheld. Following the expiration of the Due Diligence Period (and provided the Agreement is still in full force and effect) Seller shall not enter into any leases or contracts or other agreements or understandings which would be binding on the Property or result in any liability to Buyer upon or after Buyer's purchase of the Property, without the written consent of Buyer, which may be withheld in Buyer’s sole discretion.

B.
Buyer's Contingencies: Buyer's obligation to purchase the Property shall be subject to the satisfaction or waiver by Buyer of conditions (and any other conditions agreed to between Seller and Buyer in the Agreement), including the following within the Due Diligence Period.

i.
Review and acceptance of title to the Property. Seller will deliver to Buyer within ten (10) days after mutual execution of this Agreement an extended coverage ALTA owner’s title insurance commitment for the entire Property issued by Fidelity National Title Insurance Company (the "Title Company"), committing to insure marketable title to the Property in an amount equal to the Purchase Price subject to such exceptions to title as shall be disclosed in the commitment, together with copies of all deeds of trust, liens, parking easements, rights of way, protective covenants and other encumbrances or exception of documents against the Property as revealed by the title commitment. The premium for the title insurance policy issued pursuant to the commitment shall be paid by Seller; provided, however, that any extended coverage or endorsements thereto, including, without limitation, any additional premium expense for OEC (as said term is defined in Section 7.3 of the attached Exhibit A), and the cost of any ALTA lender’s title insurance policy together with any extended coverage or endorsements thereto, shall be the sole cost and expense of Buyer. Within fifteen (15) days of receipt of (i) the owner’s title commitment (with legible copies of all documents listed as exceptions in the commitment) referred to above; and (ii) the ALTA survey described below, Buyer will advise Seller which exceptions to title, if any, will be accepted by Buyer. In the event there are unacceptable exceptions to the Buyer, Seller shall have until the expiration of the Due Diligence Period to remove such exceptions; it being understood and agreed that Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title (except as to Monetary Exceptions, as such term is hereinafter defined) or survey as to which Buyer provides written notice to Buyer as provided herein. If the exceptions cannot or will not be removed, then the Buyer has the right to terminate the Agreement. Seller shall be obligated to cure any Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose. "Monetary Objection" or "Monetary Objections" shall mean (a) any mortgage, deed of trust, deed to secure debt or similar security instrument encumbering all or any part of the Property, (b) any mechanic's, materialman's or similar lien (unless resulting from any act or omission of Buyer or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges, (d) any judgment of record (other than a judgment of record against any tenant of the Property) filed against the Property in the county or other applicable jurisdiction in which the Property is located, (e) any Assessments from the Interlocken Owners Association, Inc. applicable to the Property, and (f) any other lien or encumbrance affecting title to the Property which can be removed according to its terms by payment of a liquidated sum of money.

ii.
Review and acceptance of the Property and all matters relating thereto based on Buyer's inspection, tests and review of all non-confidential or non-proprietary documents affecting the Property, including without limitation confirmation that the fair market value of the Property is not less than the Purchase Price through an independent MAI appraisal, and review and acceptance of original or true copies of the following delivered by Seller to Buyer (in addition to those found in Section 10.6 of Exhibit A); provided, however, that for purposes of this Agreement and Section 10.6 of Exhibit A, Seller shall only be required to deliver documents that are within its actual possession and shall not be required to prepare or obtain any reports, lists or other information which do not currently exist; and further provided that Seller shall only be required to make available at its offices for inspection and review any documents that are too voluminous to be easily copied and delivered to Buyer, provided that those offices are in the Denver Metro area; and provided further for purposes of this Agreement and Section 10.6 of Exhibit A that Seller shall not be required to deliver or to make available for Buyer any appraisals, third party reports obtained by Seller (other than any existing environmental, inspection or engineering reports), strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller's obtaining of corporate authorization, attorney work product, attorney-client privileged documents or other information in the possession or control of Seller which Seller deems confidential or proprietary. Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of the Due Diligence Documents provided pursuant to this section or Section 10.6 of the attached Exhibit A:

a.
All plans, drawings, and specifications relating to the site improvements, including site architectural, landscape, lighting and signage plans, and any soil reports, site and parking plans, architectural studies, ADA reports, grading plans, topographical maps, hazardous materials studies, and similar data relating to the Property in Seller’s possession.

b.
All pertinent correspondence and agreements with any governmental agencies regarding the Property and/or improvements, information relating to any services within the past one (1) year, connections or application fees, and a list and complete copies of all licenses, permits, maps, approvals and covenants, conditions and restrictions regarding the Property.

c.	Tax bills and operating expense statements for the Property for the last three (3) years, and copies of all existing insurance certificates for the Property.

d.	Copies of all current leases and management and/or assignable third party vendor contracts, as applicable.

e.	General ledger for the Property for the last three (3) years showing all operating expenses of the Property, including, without limitation, repairs and replacements.

iii.
Review and acceptance of the environmental condition of the Property, including, without limitation, studies of possible toxic contamination of soil or groundwater. Buyer shall be responsible for all costs and expenses associated with any new studies or reports concerning the environmental condition of the Property. Upon full execution of this Agreement, Seller will provide Buyer with copies of all existing environmental reports in Seller’s possession.

iv.
Buyer shall have received a current ALTA Survey of the Property certified to Buyer and to the Title Company preparing the title commitment above, and complying with such survey requirements as may be reasonably required by Buyer. Seller shall be responsible for all costs and expenses associated with such survey. Seller shall, however, provide any current surveys in its possession and shall identify any unrecorded easements known to Seller that encumber the Property.

v.	Buyer shall have received the proceeds from a private placement lease purchase financing by no later than November 30, 2013 to finance the Purchase Price.

vi.
Buyer shall have received written approval from the Interlocken Owners Association, Inc. (the "Association") to amend Section 4.1 of the Master Declaration of Covenants, Conditions and Restrictions for Interlocken (as amended, the "Declaration") to allow use of the Property as a facility related to government office uses (the "Amendment to Declaration"). Buyer shall be responsible for seeking the Amendment to Declaration and Buyer agrees to pay the legal fees and expenses of the Association's counsel with respect to the proposed Amendment to Declaration for Buyer's intended use of the Property, regardless of whether the purchase and sale of the Property occurs.

vii.
To the extent deemed necessary by Buyer, Buyer shall have received written approval from the Architectural Control Committee (the "Committee") for any addition to the improvements on the Property to support Buyer's intended ancillary laboratory uses for the Property. Buyer shall be responsible for seeking any desired approvals from the Committee with respect to Buyer's intended laboratory uses at the Property, and for all costs and expenses associated with the same.

viii.
Buyer shall have received a certificate from the Association that there are no outstanding assessments against the Property and that the existing building was constructed in conformance with the Declaration. Buyer shall be responsible for seeking such Certificate from the Association.

ix.	Review and approval of the Agreement by the State Controller, Office of the Attorney General and Commissioner of the Colorado Department of Agriculture.

C.
Escrow Period: Escrow shall be opened at the offices of the Title Company, at 4683 S. Ulster #500, Denver, CO 80237, Attention: Jim Cimino, promptly following mutual execution of the Agreement. Escrow shall be closed at said offices of the Title Company on a date and time that is mutually agreeable to Buyer and Seller, which date shall be within thirty (30) days from the removal of all Buyer’s Contingencies and termination of the Due Diligence Period as outlined in Sections 30.A and 30.B above, but in no event later than November 30, 2013. Subject to the foregoing, the Closing shall take place at the offices of the Title Company as set forth above at such specific time and date as shall be designated by Buyer in a written notice to Seller given not less than three (3) business days prior to Closing. If Buyer fails to give such notice, the Closing shall be at the office of the Title Company at the address set forth above on November 30, 2013, at 11:00 a.m. (Mountain time). The parties contemplate that the transaction shall be closed with the concurrent delivery of the documents of title and other closing documents and the payment of the Purchase Price. There shall be no requirement for Seller and Buyer to meet for the Closing, and all documents and all funds to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Seller and Buyer agree to use reasonable efforts to complete all requirements for the Closing prior to the Closing date.

D.	Documents to be Delivered on the Closing Date:

i.
A special warranty deed conveying fee simple title to the Property to Buyer subject only to the Permitted Exceptions as defined in the Agreement. The legal description of the Property in said special warranty deed shall be Seller's Vesting Deed Legal Description.

ii.
A quitclaim deed conveying any residual or corrective legal description of the Property to Buyer if requested by Buyer, pursuant to an ALTA Policy of Owner's Title Insurance or a metes and bounds description conforming to the updated survey;

iii.	An ALTA Policy of Owner’s Title Insurance or written commitment therefor (with such endorsements as Buyer shall reasonably require at Buyer’s expense) issued by the Title Company referenced above.

iv.	Such resolutions, authorizations, bylaws or other corporate / partnership documents or agreements relating to Seller and Buyer as may reasonably be required by the Title Company.

v.	Closing statement(s) in form and content satisfactory to Buyer and Seller.

vi.	Assignment and assumption agreements transferring Seller’s interests in licenses and accepted service contracts to Buyer, in form and substance mutually satisfactory to Seller and Buyer.

E.
Brokerage. Seller and Buyer each represent to the other that the sole brokers, finder, consultant or other third party with whom they dealt or negotiated with in connection with this Agreement or the transactions contemplated by this Agreement are Stream Realty Partners for the Seller and Jones Lang LaSalle for the Buyer (collectively, “Broker”). Seller shall pay the Broker pursuant to separate agreement between Seller and Stream Realty Partners-Denver, LLC dated April 8, 2013. Each party hereto agrees that if any person or entity other than Broker makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section shall survive the Closing or any termination of this Agreement. Section 21.1.2 of the attached Exhibit A is amended to insert the words, "and Section E. Brokerage in the Additional Provisions in the Agreement to which this Exhibit A is attached" immediately following the numbers "§§ 10.4, 22, 23 and 24" in the 4th line of said Section 21.1.2.

F.
Remedies for Seller's Default. Notwithstanding anything to the contrary in Section 21.2 of Exhibit A attached hereto, if Seller fails to perform any of its obligations under this Agreement for any reason other than Buyer's default or the permitted termination of this Agreement by Seller or Buyer as expressly provided herein, Buyer shall be entitled, as its sole and exclusive remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Seller sell the Property to Buyer and to execute and deliver the documents required to convey the

Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Except as provided in Section E. Brokerage, above, Buyer expressly waives its rights to seek damages in the event of the default of Seller hereunder. Buyer shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction, on or before sixty (60) days following the date upon which the Closing was to have occurred, as such Closing Date may have been extended pursuant to the provisions of this Agreement.

G.
Electronic Delivery of Due Diligence Materials. Notwithstanding anything to the contrary contained in Section 27.2 of the attached Exhibit A, Seller and Buyer mutually acknowledge and agree that all due diligence deliveries required of Seller under this Agreement and the attached Exhibit A to Buyer may be delivered to Buyer's Broker Jones Lang LaSalle electronically via Internet, and such delivery shall be deemed for all purposes effective delivery of the same to Buyer.

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THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT

*Persons signing for Contractor/Seller hereby swear and affirm that they are authorized to act on Contractor/Seller's behalf and acknowledge that the State is relying on their representations to that effect.

CONTRACTOR/SELLER
Fund VIII and Fund IX Associates

(See Attached Signature Page)

_______________________________________________
*Signature
By: __________________________________________

Title: _________________________________________

Date: _________________________________________

STATE OF COLORADO
John W. Hickenlooper GOVERNOR
Department of Agriculture

___/s/ John T. Salazar_________________________

By: __John T. Salazar_____ _____________________

Title: __Commissioner ___________________________

Date: ___September 24, 2013 _______________

STATE OF COLORADO
John W. Hickenlooper GOVERNOR
Department of Personnel & Administration
Office of the State Architect, Real Estate Programs
For the Executive Director

By: ___/s/Brandon Ates________________________
Brandon Ates, Real Estate Programs

Date: __9/23/13_______________
STATE OF COLORADO LEGAL REVIEW John W. Suthers, Attorney General By:___/s/ Heidi Dineen____________________________ Heidi Dineen, Assistant Attorney General Date: __9/23/13________
ALL CONTRACTS REQUIRE APPROVAL BY THE STATE CONTROLLER

CRS §24-30-202 requires the State Controller to approve all State contracts. This Contract is not valid until signed and dated below by the State Controller or delegate. Contractor is not authorized to begin performance until such time. If Contractor begins performing prior thereto, the State of Colorado is not obligated to pay Contractor for such performance or rents or costs incurred hereunder.

STATE CONTROLLER Robert Jaros, CPA, MBA, JD By:___/s/ Robert Jaros________________________ Signature Date:__9/25/13__________

[SELLER'S SIGNATURE PAGE]

SELLER:

FUND VIII AND FUND IX ASSOCIATES,
a Georgia joint venture

By:    WELLS REAL ESTATE FUND VIII, L.P.,
a Georgia limited partnership

By:    Wells Partners, L.P.,
a Georgia limited partnership,
as general partner

By:     Wells Capital, Inc.,
a Georgia corporation,
as general partner

By:    /s/ Leo F. Wells, III
Name:     Leo F. Wells, III
Title:     President

By:        /s/ Leo F. Wells, III
Leo F. Wells, III, general partner,

By:    WELLS REAL ESTATE FUND IX, L.P.,
a Georgia limited partnership

By:    Wells Partners, L.P.,
a Georgia limited partnership,
general partner

By:    Wells Capital, Inc.,
a Georgia corporation,
general partner

By:    /s/ Leo F. Wells, III
Name:     Leo F. Wells, III
Title:     President

By:        /s/ Leo F. Wells, III
Leo F. Wells, III, general partner

1	The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (CBS3-9-12) (Mandatory 1-13)
2
3
4    THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR
5    OTHER COUNSEL BEFORE SIGNING.
6
7     CONTRACT TO BUY AND SELL REAL ESTATE
8     (COMMERCIAL)

9	(■ Property with No Residences)
10    (☐ Property with Residences-Residential Addendum Attached)
11
12    Date: August 5, 2013

AGREEMENT

14	1. AGREEMENT. Buyer, identified in §2.1, agrees to buy, and Seller, identified in § 2.3, agrees to sell, the Property

15	described below on the terms and conditions set forth in this contract (Contract).

16	2. PARTIES AND PROPERTY.

17	2.1. Buyer. Buyer, State of Colorado, acting by and through the Department of Agriculture , will take title to the Property

18	described below as ☐ Joint Tenants ☐ Tenants In Common ■ Other Tenancy in Severalty .

19	2.2. Assignability and Inurement. This Contract ■ Shall ☐ Shall Not be assignable by Buyer without Seller's prior
20     written consent. Except as so restricted, this Contract shall inure to the benefit of and be binding upon the heirs, personal

21	representatives, successors and assigns of the parties.

22	2.3. Seller. Seller, Fund VIII & Fund IX Associates , is the current owner of the

23	Property described below.

24	2.4. Property. The Property is the following legally described real estate in the County of Broomfield , Colorado:

25	SUB:INTERLOCKEN FILING NO 5A MINOR LOT:1 305 INTERLOCKEN PKWY BROOMFIELD 80021
26    RECPT:1679046 RECPT:1616560

29	known as No. 305 lnterlocken Parkway, Broomfield, Colorado (consisting of approximately 47,444 rentable square feet situated on 4.26 acres),
30    Street Address    City    State    Zip

31	together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of

32	Seller in vacated streets and alleys adjacent thereto, except as herein excluded (Property).
33    2.5.    Inclusions. The Purchase Price includes the following items (Inclusions):

34	2.5.1. Fixtures. If attached to the Property on the date of this Contract, the following items are included unless

35	excluded under Exclusions (§ 2.6): lighting, heating, plumbing, ventilating and air conditioning fixtures, inside telephone, network
36     and coaxial (cable) wiring and connecting blocks/jacks, floor coverings, intercom systems, sprinkler systems and controls, garage
37    door openers including N/A    remote controls.
38     Other Fixtures: All Tenant Improvements currently installed.

40    If any fixtures are attached to the Property after the date of this Contract, such additional fixtures are also included in the Purchase
41    Price.
42    2.5.2.    Personal Property. If on the Property, whether attached or not, on the date of this Contract, the following
43    items are included unless excluded under Exclusions (§ 2.6): storm windows, storm doors, window and porch shades, awnings,

44	blinds, screens, window coverings, curtain rods, drapery rods, heating stoves, storage sheds, and all keys. If checked, the following

45	are included: ■ Water Softeners ■ Smoke/Fire Detectors ■ Carbon Monoxide Alarms ■ Security Systems
46    ■ Satellite Systems (including satellite dishes).

47	Other Personal Property: All furniture, fixtures, and equipment currently located within the property which shall be

48	memorialized with a mutually agreed upon inventory.

50	The Personal Property to be conveyed at Closing shall be conveyed by Seller free and clear of all taxes (except

51	personal property taxes for the year of Closing), liens and encumbrances, except _N/A _.

52	Conveyance shall be by bill of sale or other applicable legal instrument.

54    2.5.3.    Trade Fixtures. With respect to trade fixtures, Seller and Buyer agree as follows:
55    N/A

56	The Trade Fixtures to be conveyed at Closing shall be conveyed by Seller free and clear of all taxes (except personal

57	property taxes for the year of Closing), liens and encumbrances, except N/A . Conveyance

58	shall be by bill of sale or other applicable legal instrument.

59	2.5.4. Parking and Storage Facilities. ☐ Use Only ■ Ownership of the following parking facilities:

60	All on-site parking ; and ☐ Use Only ■ Ownership of the following storage facilities: Any on-site facilities .

61	2.5.5. Water Rights, Water and Sewer Taps.

62	2.5.5.1. Deeded Water Rights. The following legally described water rights:

66	Any water rights shall be conveyed by ☐ N/A Deed ☐ Other applicable legal instrument.

67	☐ 2.5.5.2. Well Rights. If any water well is to be transferred to Buyer, Seller agrees to supply required

68	information about such well to Buyer. Buyer understands that if the well to be transferred is a Small Capacity Well or a Domestic

69	Exempt Water Well used for ordinary household purposes, Buyer shall, prior to or at Closing, complete a Change in Ownership

70	form for the well. If an existing well has not been registered with the Colorado Division of Water Resources in the Department of

71	Natural Resources (Division), Buyer shall complete a registration of existing well form for the well and pay the cost of

72	registration. If no person will be providing a closing service in connection with the transaction, Buyer shall file the form with the

73	Division within sixty days after Closing. The Well Permit # is _N/A _.

74	2.5.5.3. ☐ Water Stock Certificates:

77    2.5.5.4. ■ Water Tap    ■ Sewer Tap

78	Note: Buyer is advised to obtain, from the provider, written confirmation of the amount remaining to be paid, if any, time

79	and other restrictions for transfer and use of the tap.

80	2.5.5.5. Other Rights:

83    2.6.    Exclusions. The following items are excluded (Exclusions):
84    N/A

86    3.    DATES AND DEADLINES.

Item No.	Reference	Event	Date or Deadline
1	§4.3	Alternative Earnest Money Deadline	N/A
Title and Association
2	§7.1	Record Title Deadline	MEC + 10 days
3	§7.5	Exceptions Request Deadline	MEC + 25 days
4	§8.1	Record Title Objection Deadline	MEC + 25 days
5	§8.2	Off-Record Title Deadline	MEC + 20 days
6	§8.2	Off-Record Title Objection Deadline	MEC + 25 days
7	§8.3	Title Resolution Deadline	MEC + 30 days
8	§7.6	Association Documents Deadline	MEC + 10 days
9	§7.6	Association Documents Objection Deadline	MEC + 30 days
10	§8.5	Right of First Refusal Deadline	N/A
Seller's Property Disclosure
11	§10.1	Seller's Property Disclosure Deadline	MEC + 20 days
Loan and Credit
12	§5.1	Loan Application Deadline	N/A
13	§5.2	Loan Objection Deadline	N/A
14	§5.3	Buyer's Credit Information Deadline	N/A
15	§5.3	Disapproval of Buyer's Credit Information Deadline	N/A
16	§5.4	Existing Loan Documents Deadline	N/A
17	§5.4	Existing Loan Documents Objection Deadline	N/A
18	§5.4	Loan Transfer Approval Deadline	N/A

Item No.	Reference	Event	Date or Deadline
Appraisal
19	§6.2	Appraisal Deadline	N/A
20	§6.2	Appraisal Objection Deadline	N/A
Survey
21	§9.1	Current Survey Deadline	MEC + 10 days
22	§9.2	Current Survey Objection Deadline	MEC + 20 days
Inspection and Due Diligence
23	§10.2	Inspection Objection Deadline	MEC + 60 days
24	§10.3	Inspection Resolution Deadline	MEC + 60 days
25	§10.5	Property Insurance Objection Deadline	MEC + 60 days
26	§10.6	Due Diligence Documents Delivery Deadline	MEC + 60 days
27	§10.7	Due Diligence Documents Objection Deadline	MEC + 60 days
28	§10.8	Environmental Inspection Objection Deadline	MEC + 60 days
29	§10.8	ADA Evaluation Objection Deadline	MEC + 60 days
30	§11.1	Tenant Estoppel Statements Deadline	N/A
31	§11.2	Tenant Estoppel Statements Objection Deadline	N/A
Closing and Possession
32	§12.3	Closing Date	MEC + 90 days
33	§17	Possession Date	MEC + 90 days
34	§17	Possession Time
35	§28	Acceptance Deadline Date
36	§28	Acceptance Deadline Time

87	Note: Applicability of Terms.

88	Any box, blank or line in this Contract left blank or completed with the abbreviation "N/A", or the word "Deleted" means such

89	provision in Dates and Deadlines (§ 3), including any deadline, is not applicable and the corresponding provision of this Contract

90	to which reference is made is deleted.

91	The abbreviation "MEC'' (mutual execution of this Contract) means the date upon which both parties have signed this Contract.

92	4. PURCHASE PRICE AND TERMS.

93	4.1. Price and Terms. The Purchase Price set forth below shall be payable in U.S. Dollars by Buyer as follows:

Item No.	Reference	Item	Amount	Amount
1	§4.1	Purchase Price	$6,100,000.00
2	§4.3	Earnest Money		$150,000.00
3	§4.5	New Loan		$0.00
4	§4.6	Assumption Balance		$0.00
5	§4.7	Seller or Private Financing		$0.00
6
7
8	§4.4	Cash at Closing		$5,950,000
9		TOTAL	$6,100,000.00	$6,100,000.00

94	4.2. Seller Concession. Seller, at Closing, shall credit, as directed by Buyer, an amount of $ N/A to assist

95	with any or all of the following: Buyer's closing costs (Seller Concession). Seller Concession is in addition to any sum Seller has

96	agreed to pay or credit Buyer elsewhere in this Contract. Seller Concession will be reduced to the extent it exceeds the aggregate

97	of what is allowed by Buyer's lender as set forth in the Closing Statement at Closing.

98	4.3. Earnest Money. The Earnest Money set forth in this section, in the form of Cash ,

99	shall be payable to and held by Fidelity National Title Insurance Company (Earnest Money Holder), in its trust account, on behalf of both

100	Seller and Buyer. The Earnest Money deposit shall be tendered, by Buyer, with this Contract unless the parties mutually agree to

101	an Alternative Earnest Money Deadline (§ 3) for its payment. The parties authorize delivery of the Earnest Money deposit to the
102    company conducting the Closing (Closing Company), if any, at or before Closing. In the event Earnest Money Holder has agreed
103    to have interest on Earnest Money deposits transferred to a fund established for the purpose of providing affordable housing to
104     Colorado residents, Seller and Buyer acknowledge and agree that any interest accruing on the Earnest Money deposited with the
105 Earnest Money Holder in this transaction shall be transferred to such fund.

1064.3.1. Alternative Earnest Money Deadline. The deadline for delivering the Earnest Money, if other than at the

107	time of tender of this Contract is as set forth as the Alternative Earnest Money Deadline (§ 3).

108	4.3.2. Return of Earnest Money. If Buyer has a Right to Terminate and timely terminates, Buyer shall be
109entitled to the return of Earnest Money as provided in this Contract. If this Contract is terminated as set forth in§ 25 and, except as
110provided in§ 24, if the Earnest Money has not already been returned following receipt of a Notice to Terminate, Seller agrees to
111     execute and return to Buyer or Broker working with Buyer, written mutual instructions, i.e., Earnest Money Release form, within
112 three days of Seller's receipt of such form.
113 4.4. Form of Funds; Time of Payment; Funds Available.
114 4.4.l. Good Funds. All amounts payable by the parties at Closing, including any loan proceeds, Cash at Closing
115    and closing costs, shall be in funds that comply with all applicable Colorado laws, including electronic transfer funds, certified
116    check, savings and loan teller's check and cashier's check (Good Funds).
117     4.4.2. Available Funds. All funds required to be paid at Closing or as otherwise agreed in writing between the

118	parties shall be timely paid to allow disbursement by Closing Company at Closing OR SUCH PARTY SHALL BE IN DEFAULT.

119	Buyer represents that Buyer, as of the date of this Contract, ■ Does ☐ Does Not have funds that are immediately verifiable and

120	available in an amount not less than the amount stated as Cash at Closing in § 4.1.
~~121  4.5. New Loan.~~
~~122    4.5.l.    Buyer to Pay Loan Costs. Buyer, except as provided in § 4.2, if applicable, shall timely pay Buyer's loan~~
~~123        costs, loan discount points, prepaid items and loan origination fees, as required by lender.~~
~~124    4.5.2.    Buyer May Select Financing. Buyer may pay in cash or select financing appropriate and acceptable to~~
~~125    Buyer, including a different loan than initially sought, except as restricted in § 4.5.3 or§ 30 (Additional Provisions).~~
~~126    4.5.3.    Loan Limitations. Buyer may purchase the Property using any of the following types of loans:~~
~~127    ☐ Conventional     ☐ Other _____________________________________________________________________________.~~
~~128  4.6. Assumption. Buyer agrees to assume and pay an existing loan in the approximate amount of the Assumption.~~
~~129    Balance set forth in § 4.1, presently payable at $   per   including principal and interest~~
~~130    presently at the rate of  % per annum, and also including escrow for the following as indicated: ☐ Real Estate Taxes~~
~~13l    ☐ Property Insurance Premium and ☐ .~~
~~132    Buyer agrees to pay a loan transfer fee not to exceed $     . At the time of assumption, the new interest rate shall~~
~~133     not exceed  % per annum and the new payment shall not exceed $   per   principal and~~
~~134    interest, plus escrow, if any. If the actual principal balance of the existing loan at Closing is less than the Assumption Balance,~~
~~135    which causes the amount of cash required from the Buyer at Closing to be increased by more than $  , then Buyer has~~
~~136    the Right to Terminate under § 25.1, on or before Closing Date (§ 3), based on the reduced amount of the actual principal balance.~~
~~137    Seller ☐ Shall ☐ Shall Not be released from liability on said loan. If applicable, compliance with the requirements for~~
~~138    release from liability shall be evidenced by delivery ☐ on or before Loan Transfer Approval Deadline (§ 3) ☐ at Closing of~~
~~139    an appropriate letter of commitment from lender. Any cost payable for release of liability shall be paid by~~
~~140    in an amount not to exceed $ .~~
~~141  4.7. Seller or Private Financing. Buyer agrees to execute a promissory note payable to  ,~~
~~142    as ☐ Joint Tenants ☐ Tenants In Common ☐ Other         , on the note form as indicated:~~
~~143    ☐ (Default Rate) NTD81-10-06    ☐ Other  secured by a~~
~~144    (1st, 2nd, etc) deed of trust encumbering the Property, using the form as indicated:~~
~~145    ☐ Due on Transfer - Strict (TD72-8-10) ☐ Due on Transfer - Creditworthy (TD73-8- J 0) ☐ Assumable - Not Due on~~
~~146    Transfer  (TD74-8-10) ☐ Other  .~~
~~147    The promissory note shall be amortized on the basis of  ☐ Years  ☐ Months, payable at $~~
~~148    per   including principal and interest at the rate of  % per annum. Payments shall commence~~
~~149      and shall be due on the   day of each succeeding  . If not sooner~~
~~150    paid, the balance of principal and accrued interest shall be due and payable   after Closing.~~
~~151    Payments ☐ Shall ☐ Shall Not be increased by   of estimated annual real estate taxes, and ☐ Shall ☐ Shall~~
~~152    Not be increased by   of estimated annual property insurance premium. The loan shall also contain the following~~
~~153    terms: (1) if any payment is not received within  days after its due date, a late charge of   % of such payment~~
~~154    shall be due; (2) interest on lender disbursements under the deed of trust shall be  % per annum; (3) default interest rate~~
~~155    shall be  % per annum; (4) Buyer may prepay without a penalty except  ;~~
~~156    and (5) Buyer ☐ Shall ☐ Shall Not execute and deliver, at Closing, a Security Agreement and UCC-1 Financing Statement~~
~~157    granting the holder of the promissory note a   (1st, 2nd, etc) lien on the personal property included in this sale.~~
~~158    Buyer ☐ Shall ☐ Shall Not provide a mortgagee's title insurance policy at Buyer's expense.~~

TRANSACTION PROVISIONS

~~160    5.    FINANCING CONDITIONS AND OBLIGATIONS~~
~~1615.1.    Loan Application. If Buyer is to pay all or part of the Purchase Price by obtaining one or more new loans (New~~

~~162~~	~~Loan), or if an existing loan is not to be released at Closing, Buyer, if required by such lender, shall make an application verifiable~~

~~163~~	~~by such lender, on or before Loan Application Deadline (§ 3) and exercise reasonable efforts to obtain such loan or approval.~~

~~164~~	~~5.2. Loan Objection. If Buyer is to pay all or part of the Purchase Price with a New Loan, this Contract is conditional~~

~~165~~	~~upon Buyer determining, in Buyer's sole subjective discretion, whether the New Loan is satisfactory to Buyer, including its~~

~~166~~	~~availability, payments, interest rate, terms, conditions, and cost of such New Loan. This condition is for the sole benefit of Buyer.~~

~~167~~	~~Buyer has the Right to Terminate under § 25.1, on or before Loan Objection Deadline (§ 3), if the New Loan is not satisfactory to~~

~~168~~	~~Buyer, in Buyer's sole subjective discretion. IF SELLER DOES NOT TIMELY RECEIVE WRITTEN NOTICE TO~~

~~169~~	~~TERMINATE, BUYER'S EARNEST MONEY SHALL BE NONREFUNDABLE, except as otherwise provided in this~~

~~170~~	~~Contract (e.g., Appraisal, Title, Survey).~~

~~171~~	~~5.3. Credit Information and Buyer's New Senior Loan.  If Buyer is to pay all or part of the Purchase Price by~~

~~172~~	~~executing a promissory note in favor of Seller, or if an existing loan is not to be released at Closing, this Contract is conditional~~

~~173~~	~~(for the sole benefit of Seller) upon Seller's approval of Buyer's financial ability and creditworthiness, which approval shall be at~~

~~174~~	~~Seller's sole subjective discretion. In such case: (1) Buyer shall supply to Seller by Buyer's Credit Information Deadline (§ 3),~~

~~175~~	~~at Buyer's expense, information and documents (including a current credit report) concerning Buyer's financial, employment and~~

~~176~~	~~credit condition and Buyer's New Senior Loan, defined below, if any; (2) Buyer consents that Seller may verify Buyer's financial.~~

~~177~~	~~ability and creditworthiness; (3) any such information and documents received by Seller shall be held by Seller in confidence, and~~

~~178~~	~~not released to others except to protect Seller's interest in this transaction; and (4) in the event Buyer is to execute a promissory~~

~~179~~	~~note secured by a deed of trust in favor of Seller, this Contract is conditional (for the sole benefit of Seller) upon Seller's approval~~

~~180~~	~~of the terms and conditions of any New Loan to be obtained by Buyer if the deed of trust to Seller is to be subordinate to Buyer's~~

~~181~~	~~New Loan (Buyer's New Senior Loan). If the Cash at Closing is less than as set forth in § 4.1 of this Contract or Buyer's New~~

~~182~~	~~Senior Loan changes from that approved by Seller, Seller has the Right to Terminate under § 25.1, at or before Closing. If Seller~~

~~183~~	~~disapproves of Buyer's financial ability, creditworthiness or Buyer's New Senior Loan, in Seller's sole subjective discretion, Seller~~

~~184~~	~~has the Right to Terminate under § 25.1, on or before Disapproval of Buyer's Credit Information Deadline (§ 3).~~

~~185~~	~~5.4. Existing Loan Review.  If an existing loan is not to be released at Closing, Seller shall deliver copies of the loan~~

~~186~~	~~documents (including note, deed of trust, and any modifications) to Buyer by Existing Loan Documents Deadline (§ 3). For the~~

~~187~~	~~sole benefit of Buyer, this Contract is conditional upon Buyer's review and approval of the provisions of such loan documents.~~

~~188~~	~~Buyer has the Right to Terminate under § 25.1, on or before Existing Loan Documents Objection Deadline (§ 3), based on any~~

~~189~~	~~unsatisfactory provision of such loan documents, in Buyer's sole subjective discretion. If the lender's approval of a transfer of the~~

~~190~~	~~Property is required, this Contract is conditional upon Buyer's obtaining such approval without change in the terms of such loan,~~

~~191~~	~~except as set forth in § 4.6. If lender's approval is not obtained by Loan Transfer Approval Deadline (§ 3), this Contract shall~~

~~192~~	~~terminate on such deadline. Seller has the Right to Terminate under § 25. l, on or before Closing, in Seller's sole subjective~~
~~193discretion, if Seller is to be released from liability under such existing loan and Buyer does not obtain such compliance as set~~
~~194forth in § 4.6.~~

~~195~~	 ~~6. APPRAISAL PROVISIONS~~

~~196~~	~~6.1 Lender Property Requirements. If the lender imposes any requirements or repairs (Requirements) to be made to~~

~~197~~	~~the Property (e.g., roof repair, repainting), beyond those matters already agreed to by Seller in this Contract, Seller has the Right to~~

~~198~~	~~Terminate under § 25.1, (notwithstanding § 10 of this Contract), on or before three days following Seller's receipt of the~~

~~199~~	~~Requirements, based on any unsatisfactory Requirements, in Seller's sole subjective discretion. Seller's Right to Terminate in this~~

~~200~~	~~§ 6.1 shall not apply if, on or before any termination by Seller pursuant to this § 6.1: (1) the parties enter into a written agreement~~
~~201    regarding the Requirements; or (2) the Requirements have been completed; or (3) the satisfaction of the Requirements is waived in~~
~~202    writing by Buyer.~~
203        6.2    Appraisal Condition. The applicable Appraisal provision set forth below shall apply to the respective loan type set

204	forth in § 4.5.3, or if a cash transaction, i.e. no financing, § 6.2. l shall apply.

205	6.2.1. Conventional/Other. Buyer has the sole option and election to terminate this Contract if the Property's

206	valuation, determined by an appraiser engaged on behalf of Buyer ,

207	is less than the Purchase Price. The appraisal shall be received by Buyer or Buyer's lender on or before Appraisal Deadline (§ 3).

208	Buyer has the Right to Terminate under § 25.1, on or before Appraisal Objection Deadline (§ 3), if the Property's valuation is

209	less than the Purchase Price and Seller's receipt of either a copy of such appraisal or written notice from lender that confirms the

210	Property's valuation is less than the Purchase Price. This § 6.2.l is for the sole benefit of Buyer.

211	6.3. Cost of Appraisal. Cost of any appraisal to be obtained after the date of this Contract shall be timely paid by

212	■ Buyer ☐ Seller . The cost of the appraisal may include any and all fees paid to the appraiser, appraisal management company,

213	lender's agent or all three.

2147.    EVIDENCE OF TITLE AND ASSOCIATION DOCUMENTS.

215	7.1. ■ Seller Selects Title Insurance Company. If this box is checked, Seller shall select the title insurance company

216	to furnish the owner's title insurance policy at Seller's expense. On or before Record Title Deadline (§ 3), Seller shall furnish to

217	Buyer, a current commitment for owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price, or

218	if this box is checked, ☐ an Abstract of title certified to a current date. Seller shall cause the title insurance policy to be issued

219	and delivered to Buyer as soon as practicable at or after Closing.

220	7.2. ☐ Buyer Selects Title Insurance Company. If this box is checked, Buyer shall select the title insurance company

221	to furnish the owner's title insurance policy at Buyer's expense. On or before Record Title Deadline (§ 3), Buyer shall furnish to

222	Seller, a current commitment for owner's title insurance policy (Title Commitment), in an amount equal to the Purchase Price.
223If neither box in § 7.1 or § 7.2 is checked, § 7.1 applies. 224

225	7.3. Owner's Extended Coverage (OEC). The Title Commitment ■ Shall ☐ Shall Not commit to delete or insure

226	over the standard exceptions which relate to: (1) parties in possession, (2) unrecorded easements, (3) survey matters, (4)

227	unrecorded mechanics' liens, (5) gap period (effective date of commitment to date deed is recorded), and (6) unpaid taxes,

228	assessments and unredeemed tax sales prior to the year of Closing (OEC).

229	Note: The title insurance company may not agree to delete or insure over any or all of the standard exceptions.

230	7.3.1. Premium for OEC. If the title insurance company agrees to provide an endorsement for OEC, any

231	additional premium expense to obtain an endorsement for OEC shall be paid by ■ Buyer ☐ Seller ☐ One-Half by Buyer and

232	One-Half by Seller ☐ Other .

233	7.4. Buyer's Right to Review Title Commitment and Title Documents. Buyer has the right to review the Title

234	Commitment, its provisions and Title Documents (defined in § 7.5), and if not satisfactory to Buyer, Buyer may exercise Buyer's

235	rights pursuant to § 8.1.

236	7.5. Copies of Exceptions. Unless the box in § 7.2 is checked (Buyer Selects Title Insurance Company) on or before

237	Record Title Deadline (§ 3), Seller, at Seller's expense, shall furnish to Buyer and N/A , (1) copies of

238	any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a Title Commitment is required to

239	be furnished, and if this box is checked ☐ Copies of any Other Documents (or, if illegible, summaries of such documents) listed

240	in the schedule of exceptions (Exceptions). Even if the box is not checked, Seller shall have the obligation to furnish these

241	documents pursuant to this section if requested by Buyer any time on or before Exceptions Request Deadline (§ 3). This

242	requirement shall pertain only to documents as shown of record in the office of the clerk and recorder in the county where the

243	Property is located. The Abstract or Title Commitment, together with any copies or summaries of such documents furnished

244	pursuant to this section, constitute the title documents (collectively, Title Documents).

245	7.5.1. Existing Abstracts of Title. Seller shall deliver to Buyer copies of any abstracts of title covering all or any

246	portion of the Property (Abstract) in Seller's possession on or before Record Title Deadline (§ 3).

247	7.6. Homeowners' Association Documents. Homeowners' Association Documents (Association Documents) consist of

248	the following:

249	7.6.1. All Homeowners' Association declarations, bylaws, operating agreements, rules and regulations, party wall

250	agreements;

251	7.6.2. Minutes of most recent annual owners' meeting;

252	7.6.3. Minutes of any directors' or managers' meetings during the six-month period immediately preceding the

253	date of this Contract. If none of the preceding minutes exist, then the most recent minutes, if any (§§ 7.6.I, 7.6.2 and 7.6.3,

254	collectively, Governing Documents).

255	7.6.4. The most recent financial documents which consist of: (1) annual and most recent balance sheet, (2) annual

256	and most recent income and expenditures statement, (3) annual budget, and (4) reserve study, if any (collectively, Financial

257	Documents).

258	7.6.5. Common Interest Community Disclosure. THE PROPERTY IS LOCATED WITHIN A COMMON

259	INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY. THE OWNER

260	OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER'S ASSOCIATION FOR THE

261	COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE

262	ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL

263	OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY

264	ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE

265	ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE

266	DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE

267	OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE

268	ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION.

269	PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE

270	FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. PURCHASERS SHOULD CAREFULLY

271	READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF

272	THE ASSOCIATION.

273    7.6.6.    Association Documents to Buyer.
274    ■    7.6.6.1.    Seller to Provide Association Documents. Seller shall cause the Association Documents to be
275    provided to Buyer, at Seller's expense, on or before Association Documents Deadline (§ 3).
276    ■    7.6.6.2.    Seller Authorizes Association. Seller authorizes the Association to provide the Association
277    Documents to Buyer, at Seller's expense.
278    7.6.6.3.    Seller's Obligation. Seller's obligation to provide the Association Documents shall be fulfilled
279    upon Buyer's receipt of the Association Documents, regardless of who provides such documents.
280    Note: If neither box in this § 7.6.6 is checked, the provisions of § 7.6.6.1 shall apply.
281    7.6.7.    Conditional on Buyer's Review. Buyer has the right to review the Association Documents. Buyer has the
282    Right to Terminate under § 25.1, on or before Association Documents Objection Deadline (§ 3), based on any unsatisfactory
283    provision in any of the Association Documents, in Buyer's sole subjective discretion. Should Buyer receive the Association
284    Documents after Association Documents Deadline (§ 3), Buyer, at Buyer's option, has the Right to Terminate under § 25.1 by
285    Buyer's Notice to Terminate received by Seller on or before ten days after Buyer's receipt of the Association Documents. If Buyer
286    does not receive the Association Documents, or if Buyer's Notice to Terminate would otherwise be required to be received by
287    Seller after Closing Date (§ 3), Buyer's Notice to Terminate shall be received by Seller on or before Closing (§ 12.3). If Seller
288    does not receive Buyer's Notice to Terminate within such time, Buyer accepts the provisions of the Association Documents as
289    satisfactory, and Buyer waives any Right to Terminate under this provision, notwithstanding the provisions of § 8.5.

291    8.    RECORD TITLE AND OFF-RECORD TITLE.
292    8.1.     Record Title. Buyer has the right to review and object to any of the Title Documents (Right to Object to Title,
293    Resolution), as set forth in § 8.3. Buyer's objection may be based on any unsatisfactory form or content of Title Commitment,
294    notwithstanding § 13, or any other unsatisfactory title condition, in Buyer's sole subjective discretion. If Buyer objects to any of
295    the Title Documents, Buyer shall cause Seller to receive Buyer's Notice to Terminate or Notice of Title Objection on or before
296    Record Title Objection Deadline (§ 3). If Title Documents are not received by Buyer, on or before the Record Title Deadline
297    (§ 3), or if there is an endorsement to the Title Commitment that adds a new Exception to title, a copy of the new Exception to title
298    and the modified Title Commitment shall be delivered to Buyer. Buyer shall cause Seller to receive Buyer's Notice to Terminate
299    or Notice of Title Objection on or before ten days after receipt by Buyer of the following documents: (1) any required Title
300    Document not timely received by Buyer, (2) any change to the Title Documents, or (3) endorsement to the Title Commitment. If
301    Seller receives Buyer's Notice to Terminate or Notice of Title Objection, pursuant to this § 8.1 (Record Title), any title objection
302    by Buyer and this Contract shall be governed by the provisions set forth in § 8.3 (Right to Object to Title, Resolution). If Seller
303    does not receive Buyer's Notice to Terminate or Notice of Title Objection by the applicable deadline specified above, Buyer
304    accepts the condition of title as disclosed by the Title Documents as satisfactory.
305    8.2.     Off-Record Title. Seller shall deliver to Buyer, on or before Off-Record Title Deadline (§ 3), true copies of all
306    existing surveys in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens (including,
307    without limitation, governmental improvements approved, but not yet installed) or other title matters (including, without
308    limitation, rights of first refusal and options) not shown by public records, of which Seller has actual knowledge (Off-Record
309    Matters). Buyer has the right to inspect the Property to investigate if any third par!Y has any right in the Property not shown by
310    public records (such as an unrecorded easement, unrecorded lease, boundary line discrepancy or water rights). Buyer's Notice to
311    Terminate or Notice of Title Objection of any unsatisfactory condition (whether disclosed by Seller or revealed by such inspection,
312    notwithstanding § 13), in Buyer's sole subjective discretion, shall be received by Seller on or before Off-Record Title Objection
313    Deadline (§ 3). If Seller receives Buyer's Notice to Terminate or Notice of Title Objection pursuant to this § 8.2 (Off-Record
314    Title), any title objection by Buyer and this Contract shall be governed by the provisions set forth in § 8.3 (Right to Object to Title,
315    Resolution). If Seller does not receive Buyer's Notice to Terminate or Notice of Title Objection on or before Off-Record Title
316    Objection Deadline (§ 3), Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.
317    Unless disclosed in writing, Seller represents and warrants that there are no Off-Record Matters.
318    8.3.     Right to Object to Title, Resolution. Buyer's Right to Object to Title shall include, but not be limited to those
319    matters set forth in §§ 8.1 (Record Title), 8.2 (Off-Record Title) and 13 (Transfer of Title), in Buyer's sole subjective discretion
320    (collectively, Right to Object to Title). If Buyer objects to any title matter, on or before the applicable deadline, Buyer has the
321    option to either (1) object to the condition of title, or (2) terminate this Contract.
322    8.3.2.    Title Resolution. If Seller receives Buyer's Notice of Title Objection, as provided in § 8.1 (Record Title) or
323    § 8.2 (Off-Record Title), on or before the applicable deadline, and if Buyer and Seller have not agreed to a written settlement
324    thereof on or before Title Resolution Deadline (§ 3), this Contract shall terminate on the expiration of Title Resolution Deadline
325    (§ 3), unless Seller receives Buyer's written withdrawal of Buyer's Notice of Title Objection (i.e., Buyer's written notice to waive
326    objection to such items and waives the Right to Terminate for that reason), on or before expiration of Title Resolution Deadline
327    (§ 3).
328    8.3.3.    Right to Terminate - Title Objection. Buyer has the Right to Terminate under § 25.l, on or before the
329    applicable deadline, based on any unsatisfactory title matter, in Buyer's sole subjective discretion.
330    8.4.     Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION
331    INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE

332    PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT
333    RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE
334    CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH
335    INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYERS SHOULD INVESTIGATE THE
336    SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY CONTACTING THE COUNTY
337    TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY
338    OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY
339    CLERK AND RECORDER, OR THE COUNTY ASSESSOR.
340    Buyer has the Right to Terminate under §25.I, on or before Off-Record Title Objection Deadline (§ 3), based on any
341    unsatisfactory effect of the Property being located within a special taxing district, in Buyer's sole subjective discretion.
~~342        8.5.     Right of First Refusal or Contract Approval. If there is a right of first refusal on the Property, or a right to~~
~~343    approve this Contract, Seller shall promptly submit this Contract according to the terms and conditions of such right. If the holder~~
~~344    of the right of first refusal exercises such right or the holder of a right to approve disapproves this Contract, this Contract shall~~
~~345    terminate. If the right of first refusal is waived explicitly or expires, or the Contract is approved, this Contract shall remain in full~~
~~346    force and effect. Seller shall promptly notify Buyer in writing of the foregoing. If expiration or waiver of the right of first refusal~~
~~347    or Contract approval has not occurred on or before Right of First Refusal Deadline (§ 3), this Contract shall then terminate.~~
348        8.6.     Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed
349    carefully. Additionally, other matters not reflected in the Title Documents may affect the title, ownership and use of the Property,
350    including, without limitation, boundary lines and encroachments, area, zoning, unrecorded easements and claims of easements,
351    leases and other unrecorded agreements, and various laws and governmental regulations concerning land use, development and
352    environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the
353    surface estate does not necessarily include transfer of the mineral rights or water rights. Third parties may hold interests in
354    oil, gas, other minerals, geothermal energy or water on or under the Property, which interests may give them rights to
355    enter and use the Property. Such matters may be excluded from or not covered by the title insurance policy. Buyer is advised to
356    timely consult legal counsel with respect to all such matters as there are strict time limits provided in this Contract [e.g., Record
357    Title Objection Deadline (§ 3) and Off-Record Objection Deadline (§ 3)].

358    9.    CURRENT SURVEY REVIEW
359    9.1.     Current Survey Conditions. If the box in § 9.1.l or § 9.1.2 is checked, Buyer, the issuer of the Title Commitment
360    or the provider of the opinion of title if an Abstract, and Buyer     shall receive a Current Survey, i.e.,
361    Improvement Location Certificate, Improvement Survey Plat or other form of survey set forth in § 9.1.2 (collectively, Current
362    Survey), on or before Current Survey Deadline (§ 3). The Current Survey shall be certified by the surveyor to all those who are
363    to receive the Current Survey.
364    ☐     9.1.1.     Improvement Location Certificate. If the box in this § 9.1.l is checked, ☐ Seller ☐ Buyer shall order
365    or provide, and pay, on or before Closing, the cost of an Improvement Location Certificate.
366    ■    9.1.2.     Other Survey. If the box in this § 9.1.2 is checked, a Current Survey, other than an Improvement
367    Location Certificate, shall be an ☐ Improvement Survey Plat ■ Alla Survey . The parties agree that payment of the cost of
368    the Current Survey and obligation to order or provide the Current Survey shall be as follows:

370    Seller

372    9.2.     Current Survey Objection. Buyer has the right to review and object to the Current Survey. Buyer has the Right to
373    Terminate under § 25.l, on or before the Current Survey Objection Deadline (§ 3), if the Current Survey is not timely received
374    by Buyer or based on any unsatisfactory matter with the Current Survey, notwithstanding§ 8.2 or§ 13.

DISCLOSURE, INSPECTION AND DUE DILIGENCE

376    10.    PROPERTY DISCLOSURE, INSPECTION, ~~INDEMNITY,~~ INSURABILITY AND DUE DILIGENCE.

377	10.1. Seller's Property Disclosure. On or before Seller's Property Disclosure Deadline (§ 3), Seller agrees to deliver to

378	Buyer the most current version of the applicable Colorado Real Estate Commission's Seller's Property Disclosure form completed

379	by Seller to Seller's actual knowledge, current as of the date of this Contract.

380	10.2. Inspection Objection. Unless otherwise provided in this Contract, Buyer acknowledges that Seller is conveying

381	the Property to Buyer in an "as is" condition, "where is" and "with all faults." Seller shall disclose to Buyer, in writing, any latent

382	defects actually known by Seller. Buyer, acting in good faith, has the right to have inspections (by one or more third parties,

383	personally or both) of the Property and Inclusions (Inspection), at Buyer's expense. If (1) the physical condition of the Property,

384	including, but not limited to, the roof, walls, structural integrity of the Property, the electrical, plumbing, HVAC and other

385	mechanical systems of the Property, (2) the physical condition of the Inclusions, (3) service to the Property (including utilities and

386	communication services), systems and components of the Property, e.g. heating and plumbing, (4) any proposed or existing

387transportation project, road, street or highway, or (5) any other activity, odor or noise (whether on or off the Property) and its effect

388	or expected effect on the Property or its occupants is unsatisfactory, in Buyer's sole subjective discretion, Buyer shall, on or before

389	Inspection Objection Deadline (§ 3):

390	10.2.1. Notice to Terminate. Notify Seller in writing that this Contract is terminated; or

391	10.2.2. Inspection Objection. Deliver to Seller a written description of any unsatisfactory physical condition that

392	Buyer requires Seller to correct.

393	Buyer has the Right to Terminate under § 25.1, on or before Inspection Objection Deadline (§ 3) if the Property or

394	Inclusions are unsatisfactory, in Buyer's sole subjective discretion.

395	10.3. Inspection Resolution. If an Inspection Objection is received by Seller, on or before Inspection Objection

396	Deadline (§ 3) and if Buyer and Seller have not agreed in writing to a settlement thereof on or before Inspection Resolution

397	Deadline (§ 3), this Contract shall terminate on Inspection Resolution Deadline (§ 3) unless Seller receives Buyer's written
398withdrawal of the Inspection Objection before such termination, i.e., on or before expiration of Inspection Resolution Deadline
399(§ 3).
400    10.4.    Damage, Liens ~~and Indemnity~~. Buyer, except as otherwise provided in this Contract or other written agreement
40 I    between the parties, is responsible for payment for all inspections, tests, surveys, engineering reports, or other reports performed at
402    Buyer's request (Work) and shall pay for any damage that occurs to the Property and Inclusions as a result of such Work. Buyer
403    shall not permit claims or liens of any kind against the Property for Work performed on the Property at Buyer's request. ~~Buyer~~
~~404    agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller~~
~~405    and caused by any such Work, claim, or lien. This indemnity includes Seller's right to recover all costs and expenses incurred by~~
~~406    Seller to defend against any such liability, damage, cost or expense, or to enforce this section, including Seller's reasonable~~
~~407    attorney fees, legal fees and expenses. The provisions of this section shall survive the termination of this Contract.~~ This § 10.4

408	does not apply to items performed pursuant to an Inspection Resolution.

409	10.5. Insurability. Buyer has the right to review and object to the availability, terms and conditions of and premium for

410	property insurance (Property Insurance). Buyer has the Right to Terminate under § 25.1, on or before Property Insurance

411	Objection Deadline (§ 3), based on any unsatisfactory provision of the Property Insurance, in Buyer's sole subjective discretion.

412	10.6. Due Diligence Documents. Seller agrees to deliver copies of the following documents and information pertaining

413	to the Property (Due Diligence Documents) to Buyer on or before Due Diligence Documents Delivery Deadline (§ 3):

414	10.6.l. All contracts relating to the operation, maintenance and management of the Property;

415	10.6.2. Property tax bills for the last three years;

416	10.6.3. As-built construction plans to the Property and the tenant improvements, including architectural, electrical,

417	mechanical, and structural systems; engineering reports; and permanent Certificates of Occupancy, to the extent now available;

418	10.6.4. A list of all Inclusions to be conveyed to Buyer;

419	10.6.5. Operating statements for the past three years;

420	10.6.6. A rent roll accurate and correct to the date of this Contract;

421	10.6.7. All current leases, including any amendments or other occupancy agreements, pertaining to the Property

422	(Leases);

423	10.6.8. A schedule of any tenant improvement work Seller is obligated to complete but has not yet completed and

424	capital improvement work either scheduled or in process on the date of this Contract;

425	10.6.9. All insurance policies pertaining to the Property and copies of any claims which have been made for the past
426     three years;

427	10.6.10. Soils reports, Surveys and engineering reports or data pertaining to the Property (if not delivered earlier

428	under § 8.2);

429	10.6.11. Any and all existing documentation and reports regarding Phase I and II environmental reports, letters, test

430	results, advisories, and similar documents respective to the existence or nonexistence of asbestos, PCB transformers, or other toxic

431	hazardous or contaminated substances, and/or underground storage tanks and/or radon gas. If no reports are in Seller's possession

432	or known to Seller, Seller warrants that no such reports are in Seller's possession or known to Seller;

433	10.6.12. Any Americans with Disabilities Act reports,.studies or surveys concerning the compliance of the Property

434	with said Act;

435	l0.6.13. All permits, licenses and other building or use authorizations issued by any governmental authority with

436	jurisdiction over the Property and written notice of any violation of any such permits, licenses or use authorizations, if any; and
437    10.6.14. Other Documents: .

438	l0.7. Due Diligence Documents Conditions. Buyer has the right to review and object to Due Diligence Documents,

439	zoning and any use restrictions imposed by any governmental agency with jurisdiction over the Property (Zoning), in Buyer's sole

440	subjective discretion, and has the right to object if Seller fails to deliver to Buyer all Due Diligence Documents. Buyer shall also

441	have the unilateral right to waive any condition herein.

442	10.7.1. Due Diligence Documents Objection. Buyer has the Right to Terminate under§ 25.l, on or before Due

443	Diligence Documents Objection Deadline (§ 3), based on any unsatisfactory matter with the Due Diligence Documents, in

444	Buyer's sole subjective discretion. If all Due Diligence Documents under§ 10.6 are not received by Buyer on or before Due

445	Diligence Documents Delivery Deadline (§ 3), then Buyer has the Right to Terminate under§ 25.I on or before the earlier of ten

446	days after Due Diligence Documents Objection Deadline (§ 3) or Closing.

447	10.7.2. Zoning. Buyer has the Right to Terminate under § 25. I, on or before Due Diligence Documents Objection

448	Deadline (§ 3), based on any unsatisfactory zoning, in Buyer's sole subjective discretion.

449	10.8. Due Diligence- Environmental, ADA. Buyer has the right to obtain environmental inspections of the Property

450	including Phase I and Phase II Environmental Site Assessments, as applicable. ☐ Seller ■ Buyer shall order or provide ■

451	Phase I Environmental Site Assessment, ☐ Phase II Environmental Site Assessment (compliant with ASTM E1527-05

452	standard practices for Environmental Site Assessments) and/or ☐ , at the expense of ☐ Seller ■

453	Buyer (Environmental Inspection). In addition, Buyer may also conduct an evaluation whether the Property complies with the

454	Americans with Disabilities Act (ADA Evaluation). All such inspections and evaluations shall be conducted at such times as are

455	mutually agreeable to minimize the interruption of Seller's and any Seller's tenants' business uses of the Property, if any.

456	If Buyer's Phase I Environmental Site Assessment recommends a Phase II Environmental Site Assessment, the

457	Environmental Inspection Objection Deadline (§ 3) shall be extended by days (Extended Environmental Inspection

458	Objection Deadline) and if such Extended Environmental Inspection Objection Deadline extends beyond the Closing Date (§ 3),

459	the Closing Date (§ 3) shall be extended a like period of time.

460	Buyer has the Right to Terminate under § 25.l, on or before Environmental Inspection Objection Deadline (§ 3), or if

461	applicable the Extended Environmental Inspection Objection Deadline, based on any unsatisfactory results of Environmental

462	Inspection, in Buyer's sole subjective discretion.

463	Buyer has the Right to Terminate under § 25.l, on or before ADA Evaluation Objection Deadline (§ 3), based on any

464	unsatisfactory ADA Evaluation, in Buyer's sole subjective discretion.

465	10.9. Existing Leases; Modification of Existing Leases; New Leases. Seller states that none of the Leases to be

466	assigned to the Buyer at the time of Closing contain any rent concessions, rent reductions or rent abatements except as disclosed in

467	the Lease or other writing received by Buyer. Seller shall not amend, alter, modify, extend or cancel any of the Leases nor shall

468	Seller enter into any new leases affecting the Property without the prior written consent of Buyer, which consent shall not be

469	unreasonably withheld or delayed.

~~470    11.    TENANT ESTOPPEL STATEMENTS.~~
~~471    11.1. Tenant Estoppel Statements Conditions. Buyer has the right to review and object to any Estoppel Statements.~~
~~472    Seller shall obtain and deliver to Buyer on or before Tenant Estoppel Statements Deadline (§ 3), statements in a form and~~
~~473    substance reasonably acceptable to Buyer, from each occupant or tenant at the Property (Estoppel Statement)    attached to a copy of~~
~~474    such occupant's or tenant's lease and any amendments (Lease) stating:~~
~~475    11.1.1. The commencement date of the Lease and scheduled termination date of the Lease;~~
~~476    11.1.2.  That said Lease is in full force and effect and that there have been no subsequent modifications or~~
~~477    amendments;~~

~~478~~	~~11.1.3.  The amount of any advance rentals paid, rent concessions given, and deposits paid to Seller;~~

~~479~~	~~11.1.4.  The amount of monthly (or other applicable period) rental paid to Seller;~~

~~480~~	~~11.1.5.  That there is no default under the terms of said Lease by landlord or occupant; and~~

~~481~~	~~11.1.6.  That the Lease to which the Estoppel is attached is a true, correct and complete copy of the Lease demising~~

~~482~~	~~the premises it describes.~~

~~483~~	~~11.2. Tenant Estoppel Statements Objection. Buyer has the Right to Terminate under § 25.l, on or before Tenant~~
~~484    Estoppel Statements Objection Deadline (§ 3), based on any unsatisfactory Estoppel Statement, in Buyer's sole subjective~~
~~485    discretion, or if Seller fails to deliver the Estoppel Statements on or before Tenant Estoppel Statements Deadline (§ 3). Buyer~~
~~486    shall also have the unilateral right to waive any unsatisfactory Estoppel Statement.~~

CLOSING PROVISIONS

488    12. CLOSING DOCUMENTS, INSTRUCTIONS AND CLOSING.
489    12.1.    Closing Documents and Closing Information. Seller and Buyer shall cooperate with the Closing Company to
490    enable the Closing Company to prepare and deliver documents required for Closing to Buyer and Seller and their designees. If
491    Buyer is obtaining a new loan to purchase the Property, Buyer acknowledges Buyer's lender shall be required to provide the
492    Closing Company, in a timely manner, all required Joan documents and financial information concerning Buyer's new loan. Buyer

493	and Seller will furnish any additional information and documents required by Closing Company that will be necessary to complete

494	this transaction. Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing.

495	12.2. Closing Instructions. Colorado Real Estate Commission's Closing Instructions ☐ Are ■ Are Not executed with

496	this Contract.

497	12.3. Closing. Delivery of deed from Seller to Buyer shall be at closing (Closing). Closing shall be on the date specified

498	as the Closing Date (§ 3) or by mutual agreement at an earlier date. The hour and place of Closing shall be as designated by
499     Buyer .

500    12.4.    Disclosure of Settlement Costs. Buyer and Seller acknowledge that costs, quality, and extent of service vary
501    between different settlement service providers (e.g., attorneys, lenders, inspectors and title companies).

502    13. TRANSFER OF TITLE. Subject to tender of payment at Closing as required herein and compliance by Buyer with the
503    other terms and provisions hereof, Seller shall execute and deliver a good and sufficient Special Warranty      deed
504    to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as
505    provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements
506    installed as of the date of Buyer's signature hereon, whether assessed or not. Title shall be conveyed subject to:
507    13.1.     Those specific Exceptions described by reference to recorded documents as reflected in the Title Documents
508    accepted by Buyer in accordance with Record Title (§ 8.1),
509    13.2.     Distribution utility easements (including cable TV),
510    13.3.    Those specifically described rights of third parties not shown by the public records of which Buyer has actual
511    knowledge and which were accepted by Buyer in accordance with Off-Record Title (§ 8.2) and Current Survey Review (§ 9),
512    13.4.    Inclusion of the Property within any special taxing district, and
513    13.5.    Other .

514    14. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before Closing from the
515    proceeds of this transaction or from any other source.

516    15. CLOSING COSTS, CLOSING FEE, ASSOCIATION FEES AND TAXES.
517    15.1.     Closing Costs. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required
518    to be paid at Closing, except as otherwise provided herein.
519    15.2.    Closing Services Fee. The fee for real estate closing services shall be paid at Closing by ☐ Buyer ■ Seller
520    ☐ One-Half by Buyer and One-Half by Seller ☐ Other .
521    15.3.    Status Letter and Record Change Fees. Any fees incident to the issuance of Association's statement of
522     assessments (Status Letter) shall be paid by ☐ Buyer ☐ Seller ☐ One-Half by Buyer and One-Half by Seller ☐ None.
523    Any record change fee assessed by the Association including, but not limited to, ownership record transfer fees regardless of name
524    or title of such fee (Association's Record Change Fee) shall be paid by ☐ Buyer ☐ Seller ☐ One-Half by Buyer and One-Half
525    by Seller ☐ None.
526    15.4.    Local Transfer Tax. ☐ The Local Transfer Tax of     % of the Purchase Price shall be paid at Closing by
527    ☐ Buyer ■ Seller ☐ One-Half by Buyer and One-Half by Seller ☐ None.
528    15.5.     Private Transfer Fee. Private transfer fees and other fees due to a transfer of the Property, payable at Closing, such
529    as community association fees, developer fees and foundation fees, shall be paid at Closing by ☐ Buyer ☐ Seller ☐ One-Half by
530    Buyer and One-Half by Seller ☐ None. The Private Transfer fee, whether one or more, is for the following association(s):
531         in the total amount of     % of the Purchase Price or $ .
532    15.6.     Water Transfer Fees. The Water Transfer Fees can change. The fees, as of the date of this Contract, do not exceed:
533    $ for ☐ Water Stock/Certificates ☐ Water District
534    $ for ☐ Augmentation Membership ☐ Small Domestic Water Company ☐ and shall be
535    paid at Closing by ☐ Buyer ☐ Seller ☐ One-Half by Buyer and One-Half by Seller ■ None.
536    15.7.    Sales and Use Tax. Any sales and use tax that may accrue because of this transaction shall be paid when due by ☐
537    Buyer ■ Seller ☐ One-Half by Buyer and One-Half by Seller ☐ None.

538    16. PRORATIONS. The following shall be prorated to Closing Date (§ 3), except as otherwise provided:
539    16.1.    Taxes. Personal property taxes, if any, special taxing district assessments, if any, and general real estate taxes for the
540    year of Closing, based on ☐ Taxes for the Calendar Year Immediately Preceding Closing ■ Most Recent Mill Levy and
541    Most Recent Assessed Valuation, or ☐ Other .
~~542    16.2. Rents. Rents based on ☐ Rents Actually Received ■ Accrued. At Closing, Seller shall transfer or credit to~~
~~543    Buyer the security deposits for all Leases assigned, or any remainder after lawful deductions, and notify all tenants in writing of~~
~~544    such transfer and of the transferee's name and address. Seller shall assign to Buyer all Leases in effect at Closing and Buyer shall~~
~~545    assume Seller's obligations under such Leases.~~
546    16.3.    Association Assessments. Current regular Association assessments and dues (Association Assessments) paid in
547     advance shall be credited to Seller at Closing. Cash reserves held out of the regular Association Assessments for deferred
548    maintenance by the Association shall not be credited to Seller except as may be otherwise provided by the Governing Documents.
549    Buyer acknowledges that Buyer may be obligated to pay the Association, at Closing, an amount for reserves or working capital.
550    Any special assessment assessed prior to Closing Date (§ 3) by the Association shall be the obligation of ☐ Buyer ■ Seller.
551    Except however, any special assessment by the Association for improvements that have been installed as of the date of Buyer's
552    signature hereon, whether assessed prior to or after Closing, shall be the obligation of Seller. Seller represents that the Association
553    Assessments are currently payable at $15,548.00 per year and that there are no unpaid regular or special
554    assessments against the Property except the current regular assessments and N/A     . Such

555	assessments are subject to change as provided in the Governing Documents. Seller agrees to promptly request the Association to

556	deliver to Buyer before Closing Date (§ 3) a current Status Letter.

557	16.4. Other Prorations. Water and sewer charges, propane, interest on continuing loan, and .

558	16.5. Final Settlement. Unless otherwise agreed in writing, these prorations shall be final.

559	17. POSSESSION. Possession of the Property shall be delivered to Buyer on Possession Date (§ 3) at Possession Time (§ 3),

560	subject to the following Leases or tenancies:

561	N/A

562

563	If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally

564	liable to Buyer for payment of $ N/A per day (or any part of a day notwithstanding § 18.1) from Possession Date

565	(§ 3) and Possession Time (§ 3) until possession is delivered.

GENERAL PROVISIONS

567	18. DAY; COMPUTATION OF PERIOD OF DAYS, DEADLINE.

568	18.1. Day. As used in this Contract, the term "day" shall mean the entire day ending at 11:59 p.m., United States
569 Mountain Time (Standard or Daylight Savings as applicable).

570	18.2. Computation of Period of Days, Deadline. In computing a period of days, when the ending date is not specified,

571	the first day is excluded and the last day is included, e.g., three days after MEC. If any deadline falls on a Saturday, Sunday or

572	federal or Colorado state holiday (Holiday), such deadline ■ Shall ☐ Shall Not be extended to the next day that is not a

573	Saturday, Sunday or Holiday. Should neither box be checked, the deadline shall not be extended.

574	19. CAUSES OF LOSS, INSURANCE; DAMAGE TO INCLUSIONS AND SERVICES; CONDEMNATION; AND

575	WALK-THROUGH. Except as otherwise provided in this Contract, the Property, Inclusions or both shall be delivered in the

576	condition existing as of the date of this Contract, ordinary wear and tear excepted.

577	19.1. Causes of Loss, Insurance. In the event the Property or Inclusions are damaged by fire, other perils or causes of

578	loss prior to Closing in an amount of not more than ten percent of the total Purchase Price (Property Damage), Seller shall be

579	obligated to repair the same before Closing Date (§ 3). Buyer has the Right to Terminate under § 25. l, on or before Closing Date

580	(§ 3), if the Property Damage is not repaired before Closing Date (§ 3) or if the damage exceeds such sum. Should Buyer elect to

581	carry out this Contract despite such Property Damage, Buyer shall be entitled to a credit at Closing for all insurance proceeds that

582	were received by Seller (but not the Association, if any) resulting from such damage to the Property and Inclusions, plus the

583	amount of any deductible provided for in such insurance policy. Such credit shall not exceed the Purchase Price. In the event Seller

584	has not received such insurance proceeds prior to Closing, the parties may agree to extend the Closing Date (§ 3) or, at the option

585	of Buyer, Seller shall assign such proceeds at Closing, plus credit Buyer the amount of any deductible provided for in such

586	insurance policy, but not to exceed the total Purchase Price.

587	19.2. Damage, Inclusions and Services. Should any Inclusion or service (including utilities and communication

588	services), system, component or fixture of the Property (collectively Service), e.g., heating or plumbing, fail or be damaged

589	between the date of this Contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or

590	replacement of such Inclusion or Service with a unit of similar size, age and quality, or an equivalent credit, but only to the extent

591	that the maintenance or replacement of such Inclusion or Service is not the responsibility of the Association, if any, less any

592	insurance proceeds received by Buyer covering such repair or replacement. If the failed or damaged Inclusion or Service is not

593	repaired or replaced on or before Closing or possession, whichever shall be earlier, Buyer has the Right to Terminate under § 25.1,

594	on or before Closing Date (§ 3), or, at the option of Buyer, Buyer shall be entitled to a credit at Closing for the repair or

595	replacement of such Inclusion or Service. Such credit shall not exceed the Purchase Price. If Buyer receives such a credit, Seller's

596	right for any claim against the Association, if any, shall survive Closing. Seller and Buyer are aware of the existence of pre-owned

597	home warranty programs that may be purchased and may cover the repair or replacement of such Inclusions.

598	19.3. Condemnation. In the event Seller receives actual notice prior to Closing that a pending condemnation action may
599     result in a taking of all or part of the Property or Inclusions, Seller shall promptly notify Buyer, in writing, of such condemnation
600     action. Buyer has the Right to Terminate under § 25. l, on or before Closing Date (§ 3), based on such condemnation action, in
601    Buyer's sole subjective discretion. Should Buyer elect to consummate this Contract despite such diminution of value to the
602    Property and Inclusions, Buyer shall be entitled to a credit at Closing for all condemnation proceeds awarded to Seller for the
603    diminution in the value of the Property or Inclusions but such credit shall not include relocation benefits or expenses, or exceed the
604     Purchase Price.
605        19.4.    Walk-Through and Verification of Condition. Buyer, upon reasonable notice, has the right to walk through the
606    Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this Contract.

607     20. RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this Contract, Buyer and Seller acknowledge
608     that the respective broker has advised that this Contract has important legal consequences and has recommended the examination
609     of title and consultation with legal and tax or other counsel before signing this Contract.

610     21. TIME OF ESSENCE, DEFAULT AND REMEDIES. Time is of the essence hereof. If any note or check received as
611     Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any obligation
612 hereunder is not performed or waived as herein provided, the nondefaulting party has the following remedies:
613 21.1. If Buyer is in Default:
~~614    ☐     21.1.1.     Specific Performance. Seller may elect to treat this Contract as canceled, in which case all Earnest Money~~
~~615 (whether or not paid by Buyer) shall be paid to Seller and retained by Seller; and Seller may recover such damages as may be~~
~~616 proper; or Seller may elect to treat this Contract as being in full force and effect and Seller has the right to specific performance or~~
~~617    damages.~~
618 21.1.2. Liquidated Damages, Applicable. This § 21.1.2 shall apply unless the box in § 21.1.1. is checked. All
619     Earnest Money (whether or not paid by Buyer) shall be paid to Seller, and retained by Seller. Both parties shall thereafter be
620     released from all obligations hereunder. It is agreed that the Earnest Money specified in § 4.1 is LIQUIDATED DAMAGES, and
621     not a penalty, which amount the parties agree is fair and reasonable and (except as provided in §§ 10.4, 22, 23 and 24), said
622     payment of Earnest Money shall be SELLER'S ONLY REMEDY for Buyer's failure to perform the obligations of this Contract.
623 Seller expressly waives the remedies of specific performance and additional damages.
624 21.2. If Seller is in Default: Buyer may elect to treat this Contract as canceled, in which case all Earnest Money received
625     hereunder shall be returned and ~~Buyer may recover such damages as may be proper,~~ or Buyer may elect to treat this Contract as
626     being in full force and effect and Buyer has the right to specific performance or damages, or both.

627     22. LEGAL FEES, COST AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any arbitration
628     or litigation relating to this Contract, prior to or after Closing Date (§ 3), the arbitrator or court shall award to.the prevailing party
629     all reasonable costs and expenses, including attorney fees, legal fees and expenses.

630     23. MEDIATION. If a dispute arises relating to this Contract, prior to or after Closing, and is not resolved, the parties shall first
631     proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person
632     who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the
633     dispute must agree, in writing, before any settlement is binding. The parties will jointly appoint an acceptable mediator and will
634     share equally in the cost of such mediation. The mediation, unless otherwise agreed, shall terminate in the event the entire dispute
635     is not resolved within thirty days of the date written notice requesting mediation is delivered by one party to the other at the party's
636 last known address. This section shall not alter any date in this Contract, unless otherwise agreed.

637     24. EARNEST MONEY DISPUTE. Except as otherwise provided herein, Earnest Money Holder shall release the Earnest
638     Money as directed by written mutual instructions, signed by both Buyer and Seller. In the event of any controversy regarding the
639     Earnest Money (notwithstanding any termination of this Contract), Earnest Money Holder shall not be required to take any action.
640     Earnest Money Holder, at its sole subjective discretion, has several options: (1) await any proceeding, (2) interplead all parties and
641     deposit Eamest Money into a court of competent jurisdiction and shall recover court costs and reasonable attorney and legal fees,
642     or (3) provide notice to Buyer and Seller that unless Earnest Money Holder receives a copy of the Summons and Complaint or
643     Claim (between Buyer and Seller) containing the case number of the lawsuit (Lawsuit) within one hundred twenty days of Earnest
644     Money Holder's notice to the parties, Earnest Money Holder shall be authorized to return the Earnest Money to Buyer. In the event
645     Earnest Money Holder does receive a copy of the Lawsuit, and has not interpled the monies at the time of any Order, Earnest
646     Money Holder shall disburse the Earnest Money pursuant to the Order of the Court. The parties reaffirm the obligation of
647     Mediation (§ 23).

648     25. TERMINATION.
649     25.1. Right to Terminate. If a party has a right to terminate, as provided in this Contract (Right to Terminate), the
650     termination shall be effective upon the other party's receipt of a written notice to terminate (Notice to Terminate), provided such
651     written notice was received on or before the applicable deadline specified in this Contract. If the Notice to Terminate is not
652     received on or before the specified deadline, the party with the Right to Terminate shall have accepted the specified matter,
653 document or condition as satisfactory and waived the Right to Terminate under such provision.
654 25.2. Effect of Termination. In the event this Contract is terminated, all Earnest Money received hereunder shall be
655 returned and the parties shall be relieved of all obligations hereunder, subject to §§ 10.4, 22, 23 and 24.

656     26. ENTIRE AGREEMENT, MODIFICATION, SURVIVAL. This Contract, its exhibits and specified addenda, constitute
657     the entire agreement between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or
658     written, have been merged and integrated into this Contract. No subsequent modification of any of the terms of this Contract shall

659    be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any right or obligation in this
660    Contract that, by its terms, exists or is intended to be performed after termination or Closing shall survive the same.

661 27. NOTICE, DELIVERY, AND CHOICE OF LAW.
662     27.1. Physical Delivery. All notices must be in writing, except as provided in § 27.2. Any document, including a signed
663     document or notice, from or on behalf of Seller, and delivered to Buyer shall be effective when physically received by Buyer, any
664     signatory on behalf of Buyer, any named individual of Buyer, any representative of Buyer, or Brokerage Firm of Broker working
665     with Buyer (except for delivery, after Closing, of the notice requesting mediation described in § 23) and except as provided in
666     § 27.2. Any document, including a signed document or notice, from or on behalf of Buyer, and delivered to. Seller shall be
667     effective when physically received by Seller, any signatory on behalf of Seller, any named individual of Seller, any representative
668     of Seller, or Brokerage Firm of Broker working with Seller (except for delivery, after Closing, of the notice requesting mediation
669 described in § 23) and except as provided in § 27.2.
670     27.2. Electronic Delivery. As an alternative to physical delivery, any document, including any signed document or
671     written notice may be delivered in electronic form only by the following indicated methods: ☐ Facsimile ☐ Email
672     ☐ Internet ■ No Electronic Delivery. If the box "No Electronic Delivery" is checked, this § 27.2 shall not be applicable and
673 § 27. 1 shall govern notice and delivery. Documents with original signatures shall be provided upon request of any party.
674     27.3. Choice of Law. This Contract and all disputes arising hereunder shall be governed by and construed in accordance
675     with the laws of the State of Colorado that would be applicable to Colorado residents who sign a contract in Colorado for property
676 located in Colorado.

~~677  28. NOTICE OF ACCEPTANCE, COUNTERPARTS.  This proposal shall expire unless accepted in writing by Buyer and~~
~~678     Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance pursuant to § 27 on or~~
~~679     before Acceptance Deadline Date (§ 3) and Acceptance Deadline Time (§ 3). If accepted, this document shall become a contract~~
~~680    between Seller and Buyer. A copy pf this Contract may be executed by each party, separately, and when each party has executed a~~
~~681    copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.~~

682     29. GOOD FAITH. Buyer and Seller acknowledge that each party has an obligation to act in good faith, including but not
683     limited to exercising the rights and obligations set forth in the provisions of Financing Conditions and Obligations (§ 5), Record
684     Title and Off-Record Title (§ 8), Current Survey Review (§ 9) and Property Disclosure, Inspection, Indemnity, Insurability
685     and Due Diligence (§ 10).

ADDITIONAL PROVISIONS AND ATTACHMENTS

687    30. ADDITIONAL PROVISIONS. (The following additional provisions have not been approved by the Colorado Real Estate
688    Commission.)
689    See Additional Provisions in the Agreement to which this Exhibit A is attached and made an integral part thereof.

692     31. ATTACHMENTS.
693    31.1.    The following attachments are a part of this Contract:

~~698    31.2.     The following disclosure forms are attached but are not a part of this Contract:~~

~~SIGNATURES~~

~~Buyer's Name:     Buyer's Name:~~

 ~~Buyer's Signature    Date     Buyer's Signature    Date~~

~~Address:         Address:~~

~~Phone No.:         Phone No.:~~
~~Fax No.:         Fax No.:~~
~~Electronic Address:         Electronic Address:~~

~~703    [NOTE: If this offer is being countered or rejected, do not sign this document. Refer to § 32]~~

~~Seller's Name:      Seller's Name:~~

 ~~Seller's Signature    Date     Seller's Signature    Date~~

~~Address:         Address:~~

~~Phone No.:         Phone No.:~~
~~Fax No.:         Fax No.:~~
~~Electronic Address:         Electronic Address:~~

~~704    32. COUNTER; REJECTION. This offer is ☐ Countered ☐ Rejected.~~
~~705    Initials only of party (Buyer or Seller) who countered or rejected offer~~

~~END OF CONTRACT TO BUY AND SELL REAL ESTATE~~

~~33. BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE~~
~~(To be completed by Broker working with Buyer)~~

~~Broker ☐ Does ☐ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to~~
~~cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money~~
~~Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to~~
~~Terminate or other written notice of termination, Earnest Money Holder shall release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money shall be made within five days of Earnest Money Holder's receipt of the~~
~~executed written mutual instructions, provided the Earnest Money check has cleared.~~

~~Broker is working with Buyer as a ☐ Buyer's Agent  ☐ Seller's Agent ☐ Transaction-Broker  in this transaction.~~
~~☐ This is a Change of Status.~~

~~Brokerage Finn's compensation or commission is to be paid by ☐ Listing Brokerage Firm ☐ Buyer ☐ Other .~~

~~Brokerage Firm's Name:~~
~~Broker's Name:~~

~~Broker's Signature    Date~~

~~Address:~~

~~Phone No.:~~
~~Fax No.:~~
~~Electronic Address:~~

~~34. BROKER'S ACKNOWLEDGMENTS AND COMPENSATION DISCLOSURE~~
~~(To be completed by Broker working with Seller)~~
~~Broker ☐ Does ☐ Does Not acknowledge receipt of Earnest Money deposit and, while not a party to the Contract, agrees to~~
~~cooperate upon request with any mediation concluded under § 23. Broker agrees that if Brokerage Firm is the Earnest Money~~

~~Holder and, except as provided in § 24, if the Earnest Money has not already been returned following receipt of a Notice to~~
~~Terminate or other written notice of termination, Earnest Money Holder shall release the Earnest Money as directed by the written mutual instructions. Such release of Earnest Money shall be made within five days of Earnest Money Holder's receipt of the~~
~~executed written mutual instructions, provided the Earnest Money check has cleared.~~

~~Broker is working with Seller as a ☐ Seller's Agent  ☐ Buyer's Agent ☐ Transaction-Broker  in this transaction.~~
~~☐ This is a Change of Status.~~

~~Brokerage Firm's compensation or commission is to be paid by ☐ Seller  ☐ Buyer ☐ Other .~~

~~Brokerage Firm's Name:~~
~~Broker's Name:~~

~~Broker's Signature    Date~~

~~Address:~~

~~Phone No.:~~
~~Fax No.:~~
~~Electronic Address:~~